EXHIBIT 10.12-A

Loomis, Fargo & Co.
2500 CityWest Blvd., Suite 900
Houston, Texas 77042

August 25, 1999

James B. Mattly
2500 CityWest Blvd.
Suite 900
Houston, Texas 77042

Dear Jim:

           Reference is made to that certain Employment Agreement, dated as of November 11, 1991, between James B. Mattly and LFC Holding Corporation (formerly known as Loomis Holding Corporation) ( “LFC Holdings”), as amended by the resolutions of the board of directors of the Company dated as of May 2, 1996, and as further amended by that certain letter agreement between James B. Mattly (“Mattly”) and the Company dated as of January 22, 1997 (as amended, the “Employment Agreement”).

           Loomis, Fargo & Co. ( “Loomis Fargo”), a Delaware corporation, LFC Holdings and Mattly desire by this letter agreement to amend certain provisions of the Employment Agreement as follows:

           1. LFC Holdings hereby assigns, transfers and conveys its rights and obligations under the Employment Agreement to Loomis Fargo and Loomis Fargo hereby acknowledges its receipt of the rights and assumes the obligations under the Employment Agreement and agrees to be bound by the terms and conditions of the Employment Agreement. The parties hereto agree that Loomis Fargo’s name shall be substituted where LFC Holdings’ name appears in the Employment Agreement, and for all purposes under the Employment Agreement, the “Company” shall hereafter refer to Loomis, Fargo & Co., a Delaware corporation.

           2. Mattly hereby acknowledges and agrees to LFC Holdings’ transfer and conveyance of its rights and obligations under the Employment Agreement to Loomis Fargo and each party hereto agrees that LFC Holdings’ rights and obligations under the Employment Agreement are hereby terminated and of no further force and effect and Mattly, on behalf of himself, his heirs, successors, and assigns, acknowledges and agrees that he has no further rights, interests or claims against LFC Holdings with respect to the Employment Agreement or otherwise and hereby releases LFC Holdings, its affiliates, successors and assigns, from any claim, demand, or cause of action, known or unknown, which he has or may have against LFC Holdings.

           3. The second paragraph of section 2(c)(iii) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

           “In addition, in the event that at any time on or prior to December 31, 2000, the Fair Market Value (as hereinafter defined) of Loomis Fargo Common Stock shall be equal to (U.S.) $15.00 per share, then the Executive shall be entitled to Options to purchase an aggregate of 49,962.69 shares of Loomis Fargo Common Stock under the Unitholders Plan, subject to adjustment in the event of any stock split, stock dividend, reclassification or other change in the outstanding number of shares of Loomis Fargo Common Stock (or securities into which the Loomis Fargo Common Stock shall hereafter be changed). For purposes of this Agreement, the “Fair Market Value” of Loomis Fargo Common Stock shall be determined as of any time as follows: (a) if the Loomis Fargo Common Stock (or securities into which the Loomis Fargo Common Stock shall hereafter be changed) is then publicly traded on any domestic or foreign national stock exchange or quoted on an interdealer quotation system, the closing price per share or last sales price on the date immediately prior to such determination, or (b) in the event that, pursuant to merger, consolidation, acquisition, recapitalization, reclassification or otherwise, the shares of Loomis Fargo Common Stock are reclassified or exchanged for cash or other securities (or any combination thereof), the amount of cash or Fair Market Value of such securities for which each share of Loomis Fargo Common Stock is so reclassified or exchanged.”

           IN WITNESS WHEREOF, the parties hereto have executed this letter agreement to be effective as of the date first written above.

LOOMIS, FARGO & CO.

/S / JAMES K. JENNINGS , JR .
By:
James K. Jennings, Jr.
Executive Vice President and Chief Financial Officer

LFC HOLDING CORPORATION

/S / JAMES K. JENNINGS , JR .
By:
James K. Jennings, Jr.
Executive Vice President and Chief Financial Officer

ACCEPTED AND AGREED:

/s/ JAMES B. MATTLY James B. Mattly

            RESOLVED, that the undersigned, being all of the directors of Loomis, Fargo & Co., a Delaware corporation, and LFC Holding Corporation, a Delaware corporation, hereby authorize, adopt and consent to the foregoing agreement and authorize James K. Jennings, Jr. to execute and deliver such agreement on behalf of and in the name of the corporations, the foregoing agreement.

/s/ JOHN A. EDWARDSON John A. Edwardson	/s/ JAY I. APPLEBAUM Jay I. Applebaum

/s/ JAMES T. CALLIER , JR . James T. Callier, Jr.	/s/ FREDERICK B. HEGI , JR . Frederick B. Hegi, Jr.

/s/ JAMES B. MATTLY James B. Mattly	/s/ JOHN D. O’BRIEN John D. O ’Brien

/s/ TIMOTHY M. WOOD Timothy M. Wood